UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2018

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On August 17, 2018, Farmers & Merchants Bancorp, Inc., an Ohio corporation (“F&M”), and Limberlost Bancshares, Inc., an Indiana corporation (“LBI”), entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”), pursuant to which LBI will, subject to the terms and conditions of the Merger Agreement, merge with and into F&M (the “Merger”), whereupon the separate corporate existence of LBI will cease and F&M will survive. Immediately following the Merger, LBI’s wholly-owned subsidiary, Bank of Geneva, will be merged with and into F&M’s wholly-owned subsidiary, Farmers & Merchants State Bank, with Farmers & Merchants State Bank as the surviving bank.

Based on the closing price of F&M’s common stock on August 17, 2018 of $43.88 per share, the transaction value for the shares of common stock and cash to be paid is approximately $88.765 million.

The transaction is expected to be a tax-free stock exchange for LBI’s shareholders who will be receiving F&M’s common stock pursuant to the Merger, other than as to the 10% of the merger consideration to be paid in cash. Subject to LBI’s shareholders’ approval of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2018 or first quarter of 2019. A copy of the Merger Agreement is filed as Exhibit 1.01 and incorporated herein by reference.

The Boards of Directors of both F&M and LBI have approved the Merger Agreement. The members of the Board of Directors of LBI have entered into a Voting Agreement pursuant to which each of them has agreed to vote their shares of LBI common stock in favor of the Merger. A copy of the form of Voting Agreement is attached to the Merger Agreement as Exhibit B.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, each share of outstanding LBI common stock, $10.00 par value, will be converted into: (i) 1,830 shares (the “Exchange Ratio”) of F&M common stock, without par value; plus (ii) $8,465.00 in cash. The Exchange Ratio is subject to adjustments for stock splits, stock dividends, recapitalization, or similar transactions, or as otherwise described in the Merger Agreement. Fractional shares of F&M common stock will not be issued in respect of fractional interests arising from the Exchange Ratio but will be paid in cash pursuant to the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants of LBI and F&M, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) prohibiting LBI from engaging in certain kinds of transactions during such period. The Board of Directors of LBI has adopted a resolution recommending the approval and adoption of the Merger Agreement by its shareholders, and LBI has agreed to hold a shareholder meeting to put the Merger before its shareholders for consideration. LBI has also agreed, subject to certain exceptions as set forth in the Merger Agreement, not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approval of the holders of LBI common stock; (ii) effectiveness of a Form S-4 registration statement relating to the F&M common stock to be issued in the Merger and listing of the F&M common stock to be issued in the Merger on the NASDAQ Capital Market; and (iii) receipt of regulatory approvals.

The Merger Agreement contains certain termination rights for both F&M and LBI. Under certain circumstances, termination of the Merger Agreement may result in the payment of a termination fee of $3,500,000 to F&M, all as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 1.01, and, as mentioned above, is incorporated by reference.

The Merger Agreement also provides that, at the Effective Time, the F&M board of directors will appoint Andrew J. Briggs, Chairman of LBI and President of Bank of Geneva, to the boards of F&M and Farmers & Merchants State Bank.

Item 8.01.    Other Events.

On August 20, 2018, F&M issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This filing and the exhibits hereto contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of F&M’s goals, intentions and expectations; statements regarding F&M’s business plan and growth strategies; statements regarding the asset quality of F&M’s loan and investment portfolios; and estimates of F&M’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of F&M and LBI will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; anticipated revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory and shareholder approval, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Farmers & Merchants State Bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with F&M’s business; and other risks and factors identified in F&M’s filings with the Securities and Exchange Commission.

F&M does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, F&M’s and LBI’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

ADDITIONAL INFORMATION FOR LBI SHAREHOLDERS

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Merger will be submitted to LBI’s shareholders for their consideration. In connection with the proposed Merger, F&M will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for LBI and a Prospectus of F&M, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Once filed, you may obtain a free copy of the Proxy Statement – Prospectus, when it becomes available, as well as other filings containing information about F&M and LBI, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing F&M’s website (http://www.fm.bank) under the tab “About Us”, then to the heading “Investor Relations,” and finally under the link “SEC Filings and Documents”.

LBI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LBI in connection with the proposed Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement – Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.01	Agreement and Plan of Reorganization and Merger between Farmers & Merchants Bancorp, Inc. and Limberlost Bancshares, Inc. dated August 17, 2018.

99.1	Company Press Release dated August 20, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS
BANCORP, INC.
(Registrant)

Dated: August 20, 2018	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President &
Chief Financial Officer